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                                                                      EXHIBIT 23


                        Consent of Independent Auditors


We consent to the incorporation by reference in the Registration Statement (Form S-3 No. 33-64310) of Watson General Corporation and in the related Prospectus of our report dated July 29, 1997, with respect to the financial statements of Ustman Industries, Inc. included in this Current Report (Form 8-K/A) to be filed with the Securities and Exchange Commission on or about July 31, 1997.


                                        /s/ ERNST & YOUNG LLP

Denver, Colorado
July 31, 1997